Exhibit 16.1

Crowe LLP

Independent Member Crowe Global

March 24, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of First Bancshares, Inc dated March 24, 2021 and are in agreement with those statements.

Crowe LLP

Atlanta, Georgia

cc:	Doug Seidenburg

Audit Committee Chairman

First Bancshares, Inc.